EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of The Wet Seal, Inc. for the year ended February 3, 2007, I, Joel N. Waller, President and Chief Executive Officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. This Form 10-K for the year ended February 3, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Form 10-K for the period ended February 3, 2007 fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.

Date: April 17, 2007

/s/ JOEL N. WALLER
Joel N. Waller
President and Chief Executive Officer
(Principal Executive Officer)